UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2019

NORDSON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	0-7977	34-0590250
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

28601 Clemens Road

Westlake, Ohio 44145

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 440-892-1580

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2019 Annual Meeting, 53,594,138 shares, of the 57,609,588 shares that were outstanding and entitled to vote (93.02%), were represented in person or by proxy, constituting a quorum. The final voting results for each of the proposals submitted to a vote of shareholders at the 2019 Annual Meeting are set forth below.

Proposal 1 – The Company’s shareholders elected Lee C. Banks, Randolph W. Carson, and Victor L. Richey, Jr. to the Board of Directors, each to serve until the 2022 annual meeting of shareholders and until his successor is duly elected and qualified or until his earlier death, resignation or removal. The votes were cast as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Lee C. Banks	47,678,237	2,080,200	3,835,701
Randolph W. Carson	45,287,620	4,470,817	3,835,701
Victor L. Richey, Jr.	36,081,755	13,676,682	3,835,701

Proposal 2 – The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2019. The votes were cast as follows:

For	Against	Abstain
53,058,925	486,436	48,777

Proposal 3 – The Company’s shareholders approved, on an advisory, non-binding basis, the compensation of the Company’s named executive officers as described in the Compensation Discussion and Analysis and the accompanying tabular and narrative disclosure included in the Proxy Statement for the 2019 Annual Meeting. The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
48,741,054	893,915	123,468	3,835,701

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSON CORPORATION

Date: March 1, 2018	By:	/s/ Gina A. Beredo
Gina A. Beredo
Executive Vice President, General Counsel & Secretary